UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2006

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal    0-25165   14-1809721
       (State or Other Jurisdiction   (Commission File No.)                            (I.R.S. Employer
            of Incorporation)          Identification No.)

302 Main Street, Catskill NY                                                     12414
(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:       (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On July 18, 2006, the Board of Directors of Greene County Bancorp, Inc. approved a semiannual cash dividend of $0.23 per share. A press release announcing the details of the declaration is filed as exhibit 99.1.

Greene County Bancorp, MHC, majority stockholder of the Greene County Bancorp, Inc. and owner of 2,304,632 shares of the 4,145,246 total shares outstanding, will waive the right to receive its portion of the dividend, based on action of its Board of Directors. Accordingly, the dividend is expected to be paid only on the 1,840,614 shares owned by minority stockholders of Greene County Bancorp, Inc.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Exhibit No.       Description

                      99    Press release dated July 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  July 19, 2006                By: /s/ J. Bruce Whittaker
           J. Bruce Whittaker
           President and Chief Executive Officer

Exhibit 99.1

July 19, 2006
FOR IMMEDIATE RELEASE
Contact: J. Bruce Whittaker, Pres. & CEO
518.943.2600

GREENE COUNTY BANCORP, INC. ANNOUNCES CASH DIVIDEND

Catskill, New York - July 19, 2006. Greene County Bancorp, Inc. (NASDAQ-GCBC) today announced that its Board of Directors approved a semi-annual cash dividend of $0.23 per share of the Company’s common stock. The dividend is equal to the prior semi-annual dividend paid in March 2006. The dividend is the thirteenth consecutive semi-annual cash dividend since the Company’s initial public offering in 1998.

The dividend will be paid to shareholders of record as of August 15, 2006, payable as of September 1, 2006.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC, a federal mutual holding company, which owns 53.5 percent of the Company’s issued shares. Greene County Bancorp, MHC will waive receipt of dividends paid on it shares of the Company.

Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a New York-chartered savings bank, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York. The Banks serve Greene and Columbia Counties, and southern Albany County, New York from seven full-service branch offices in Catskill, Cairo, Coxsackie, Greenville, Hudson, Tannersville and Westerlo. The Bank of Greene County also has branch offices under construction on Catskill’s west side, and on Route 9 in the Town of Greenport in Columbia County. The Company was organized in December, 1998 in connection with the mutual holding company reorganization and stock offering of The Bank of Greene County.